                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 FORM 8-K/A
                         AMENDMENT TO CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                             DELTAPOINT, INC.
----------------------------------------------------------------------------
               (EXACT NAME AS SPECIFIED IN ITS CHARTER)

                               July 11, 1997
----------------------------------------------------------------------------
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

        California                      7372                  77-0216760
----------------------------------------------------------------------------
(State of Other Jurisdiction      (Primary Standard        (I.R.S. Employer
     of Incorporation          Industrial Classification    Identification
     or Organization)                Code Number)               Number)

            22 Lower Ragsdale, Monterey, California 93940
----------------------------------------------------------------------------
                (Address of Principal Executive Office)

                            (408) 648-4000
----------------------------------------------------------------------------
         (Registrant's telephone number, including area code)

 Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Report of Independent Accountants. . . . . . . . . . . . . . . . . . . . . .   3
Balance Sheet as of December 31, 1996. . . . . . . . . . . . . . . . . . . .   4
Statement of Operations for the year ended December 31, 1996 . . . . . . . .   5
Statement of Stockholders' Equity for the year ended December 31, 1996 . . .   6
Statement of Cash Flows for the year ended December 31, 1996. . . . . . .. .   7
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .   8
Condensed Balance Sheet as of June 30, 1997 (unaudited)  . . . . . . . . . .  14
Condensed Statement of Operations for the six months ended June 30, 1997 and 1996 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Notes to Condensed Financial Statements. . . . . . . . . . . . . . . . . . .  17
Introductory paragraph to Pro Forma Combined Financial Statements
  (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Pro Forma Condensed Balance Sheet as of June 30, 1997 (unaudited)  . . . . .  19
Pro Forma Statements of Operations for the periods ended December 31,
  1996 (unaudited) and June 30, 1997 (unaudited) . . . . . . . . . . . . . .  20
Notes to Unaudited Pro Forma Financial Information . . . . . . . . . . . . .  21

THE UNDERSIGNED REGISTRANT HEREBY AMENDS THE FOLLOWING ITEMS, FINANCIAL STATEMENTS, EXHIBITS, OR OTHER PORTIONS OF ITS CURRENT REPORT ON FORM 8-K ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

(a)  Financial Statements

                    Report of Independent Accountants


To the Board of Directors and Stockholders of Site/technologies/inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Site/technologies/inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of Site/technologies/inc. for the year ended December 31, 1995 were audited by other independent accountants whose report dated March 26, 1996 expressed an unqualified opinion on those financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $2,566,000 and has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Price Waterhouse LLP
San Jose, California
September 15, 1997

                          SITE/TECHNOLOGIES/INC.
                              BALANCE SHEET
                     (IN THOUSANDS, EXCEPT SHARE DATA)


                                                    DECEMBER 31,
                                                       1996
                                                    -----------

                           ASSETS

Current assets:
  Cash and cash equivalents . . . . . . . . . .      $    174
  Accounts receivable, net of allowance for
   doubtful accounts of $2 in 1996  . . . . . .             7
                                                     --------
     Total current assets . . . . . . . . . . .           181
  Property and equipment, net . . . . . . . . .           131
  Deposits and other assets . . . . . . . . . .             6
                                                     --------
                                                     $    318
                                                     --------
                                                     --------

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable. . . . . . . . . . . . . . .      $     15
  Accrued liabilities . . . . . . . . . . . . .            20
                                                     --------
    Total current liabilities . . . . . . . . .            35
                                                     --------
Commitments (Note 4). . . . . . . . . . . . . .            --
Stockholders' equity:
  Convertible preferred stock,
   $0.001 par value, 2,000,000 shares
   authorized:
    Series A; 800,000 shares designated;
     596,0000 shares issued and outstanding . .             1
    Series B; 1,000,000 shares designated;
     983,296 shares issued and outstanding. . .             1
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 2,250,000 shares issued
   and outstanding. . . . . . . . . . . . . . .             2
  Additional paid-in capital. . . . . . . . . .         2,845
  Unrealized gain on investments. . . . . . . .            --
  Accumulated deficit . . . . . . . . . . . . .        (2,566)
                                                     --------
    Total stockholders' equity  . . . . . . . .           283
                                                     --------
                                                     $    318
                                                     --------
                                                     --------


  The accompanying notes are an integral part of these financial statements.

                          SITE/TECHNOLOGIES/INC.
                         STATEMENT OF OPERATIONS
                              (IN THOUSANDS)

                                                        YEAR ENDED
                                                       DECEMBER 31,
                                                          1996
                                                      ------------
Net revenues . . . . . . . . . . . . . . . . . . . .   $      28
Cost of revenues . . . . . . . . . . . . . . . . . .           5
                                                       ---------
  Gross profit . . . . . . . . . . . . . . . . . . .          23
                                                       ---------
Operating expenses:
  Research and development . . . . . . . . . . . . .         924
  Sales and marketing. . . . . . . . . . . . . . . .         233
  General and administrative . . . . . . . . . . . .         324
                                                       ---------
    Total operating expenses . . . . . . . . . . . .       1,481
                                                       ---------
Loss from operations . . . . . . . . . . . . . . . .      (1,458)
Interest income. . . . . . . . . . . . . . . . . . .          42
Interest expense . . . . . . . . . . . . . . . . . .          --
                                                       ---------
Net loss . . . . . . . . . . . . . . . . . . . . . .   $  (1,416)
                                                       ---------
                                                       ---------


  The accompanying notes are an integral part of these financial statements.

                             SITE/TECHNOLOGIES/INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 Series A                 Series B
                                               Convertible              Convertible
                                             Preferred Stock          Preferred Stock          Common Stock

                                             Shares    Amount         Shares     Amount       Shares     Amount
Balance at December 31, 1995 . . . . . .     596,000    $  1         983,296       $  1      2,250,000    $  2

Unrealized gain on short-term
  investments. . . . . . . . . . . . . .          --      --              --         --             --      --
Net loss . . . . . . . . . . . . . . . .          --      --              --         --             --      --
                                             -------    ----         -------       ----      ---------    ----
Balance at December 31, 1996 . . . . . .     596,000    $  1         983,296       $  1      2,250,000    $  2
                                             -------    ----         -------       ----      ---------    ----
                                             -------    ----         -------       ----      ---------    ----


                                          Additional      Unrealized                        Total
                                           Paid-in          Gain on      Accumulated      Stockholders'
                                            Capital       Investments      Deficit           Equity
Balance at December 31, 1995 . . . . . .    $  2,845          $   5      $  (1,150)      $  1,704

Unrealized gain on short-term
  investments. . . . . . . . . . . . . .          --             (5)            --             (5)
Net loss . . . . . . . . . . . . . . . .          --             --         (1,416)        (1,416)
                                            --------          -----      ---------       --------
Balance at December 31, 1996 . . . . . .    $  2,845          $  --      $  (2,566)      $    283
                                            --------          -----      ---------       --------
                                            --------          -----      ---------       --------


    The accompanying notes are an integral part of these financial statements.

                           SITE/TECHNOLOGIES/INC.
                          STATEMENT OF CASH FLOWS
                              (IN THOUSANDS)

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                          1996
                                                      ------------
Cash flows from operating activities:
  Net loss. . . . . . . . . . . . . . . . . . . . . .  $  (1,416)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation and amortization  . . . . . . . . . .         43
   Write-off software development costs . . . . . . .        161
   Gain realized on available for sale securities . .         (5)
   Change in assets and liabilities:
      Accounts receivable . . . . . . . . . . . . . .         (7)
      Accounts payable  . . . . . . . . . . . . . . .        (11)
      Accrued expenses. . . . . . . . . . . . . . . .          2
                                                       ---------
        Net cash used in operating activities . . . .     (1,233)
                                                       ---------
Cash flows from investing activities:
  Acquisition of property and equipment . . . . . . .        (32)
  Sale of short-term investments, net . . . . . . . .      1,417
                                                       ---------
        Net cash provided by investing activities . .      1,385
                                                       ---------

Cash flows from financing activities:                         --
                                                       ---------
Net increase in cash and cash equivalents . . . . . .        152

Cash and cash equivalents at beginning of period. . .         22
                                                       ---------
Cash and cash equivalents at end of period. . . . . .  $     174
                                                       ---------
                                                       ---------

                             SITE/TECHNOLOGIES/INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY
    Site/technologies/inc., formerly known as Libertech, Inc., (the "Company") develops and markets Windows-based client/server computer software to help researchers identify and visualize significant patterns of information in complex collections of electronic data. The Company is currently marketing electronic publishing and document management applications of V-Search, the Company's core data-visualizations technology.

    The Company has funded its operating losses since inception through the sale of equity securities. Management's plans for funding continuing research and development efforts primarily includes the sale of equity securities and software license fees. The Company's failure to raise sufficient capital or to sell its product would unfavorably impact the Company's ability to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

    On July 11, 1997, the Company was acquired by DeltaPoint, Inc., whereby all outstanding Series A and Series B preferred stock and common stock were exchanged for 550,000 shares of DeltaPoint, Inc. common stock.

    REVENUE RECOGNITION
    The Company recognizes software license revenue on delivery of the software and documentation when there are no significant remaining related obligations. The Company accrues the cost of any insignificant obligations remaining when software license revenue is recognized.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH EQUIVALENTS
    All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents consist principally of bank deposits and money-market accounts that are stated at cost, which approximates fair value.

    PROPERTY AND EQUIPMENT
    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over an estimated useful life of five years.

    INCOME TAXES
    The Company utilizes the asset and liability method of accounting for income taxes, and accordingly, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amount and the tax bases of the Company's assets and liabilities.

    SOFTWARE DEVELOPMENT COSTS
    Costs incurred in the research and development of new products and enhancements to existing products are charged to expense as incurred until the technological feasibility of the product or enhancement has been established. After establishing technological feasibility, any additional development costs incurred through the date the product is available for general release are capitalized and amortized over the estimated product life. In 1996, the Company wrote-off $161,000 of software development costs based upon the expected realization of the costs capitalized.

    CONCENTRATIONS OF CREDIT RISK
    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by placing its cash and cash equivalents with major financial institutions.

    STOCK-BASED COMPENSATION
    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock-based compensation plans, as permitted by the Financial Accounting Standards Board's No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). Under APB 25, compensation cost is recognized based upon the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. FAS 123 defines a "fair value" based method of accounting for an employee stock option or similar equity instrument and encourages, but does not require, entities to adopt that method of accounting for their employee stock compensation plans. The pro forma disclosures of the difference between compensation cost included in net loss and the related cost measured by the fair value method are presented in Note 6.

2.  BALANCE SHEET COMPONENTS

                                                 DECEMBER 31,
                                                      1996
    Property and equipment:
      Computer and office equipment               $   163,000
      Leasehold improvements                           39,000
                                                  -----------
                                                      202,000
      Less: Accumulated depreciation                  (71,000)
                                                  -----------
                                                  $   131,000
                                                  -----------
                                                  -----------


3.  INCOME TAXES

    No provision or benefit for federal or state income taxes has been recorded from the Company's inception through December 31, 1996 due to net operating losses through December 31, 1996. Deferred tax assets, consisting primarily of the tax effects of net operating loss carryforwards of approximately $900,000 at December 31, 1996, are fully reserved due to the uncertainty of its ultimate realization.

    At December 31, 1996, the Company has net operating loss carryforwards of approximately $850,000 for federal and state income tax purposes. These losses are available to reduce future taxable income and expire in 2011 and 2003 for federal and state tax purposes, respectively. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period.

4.  COMMITMENTS

    The Company leases its primary office facility under a noncancelable operating lease which expires in May 1998. Rent expense for the year ended December 31, 1996, totaled $80,000.

    Future minimum lease payments under noncancelable operating leases are $38,000 and $3,000 for the years ended December 31, 1997 and 1998, respectively.


5.  CONVERTIBLE PREFERRED STOCK

    The Company has authorized 2,000,000 shares of preferred stock, 800,000 of which has been designated Series A Convertible Preferred Stock ("Series A") and 1,000,000 has been designated Series B Convertible Preferred Stock ("Series B"). The holders of Series A and Series B have certain rights and privileges as follows:

    VOTING
    Each share of Series A and Series B has voting rights equal to one share of common stock on an "as if" converted basis.

    LIQUIDATION
    In the event of any liquidation, dissolution, winding up or merger where less than 50% of the voting power is maintained of the Company, the holders of the Series A and Series B shall be entitled to receive, prior and in preference to any distribution to the holders of the common stock, an amount equal to the $1.00 and $2.28 per share, respectively, plus any declared but unpaid dividends. Any amounts remaining after such distribution shall be distributed among the holders of Series A and Series B and common stock on an "as if" converted basis until the holders of Series A and Series B have received an aggregate liquidation payment of $2.00 and $4.57, respectively, thereafter any remaining amounts shall be distributed ratably among the holders of common stock.

    DIVIDENDS
    Holders of Series A and Series B are entitled to receive non-cumulative annual dividends of $0.06 and $0.137 per share, respectively, when and if declared by the Company's Board of Directors. No dividends have been declared to date.

    CONVERSION
    Each share of Series A and Series B is convertible at the option of the holders into one share of common stock at any time, subject to adjustment for antidilution. Each share of Series A and Series B will be automatically converted upon an initial public offering of the Company's common stock with an aggregate proceeds in excess of $10,000,000 and price per share of not less than $5.00. The Company has reserved sufficient shares of common stock for issuance upon conversion of the Series A and Series B.

6.  EMPLOYEE STOCK OPTION PLAN

    In 1994, the Company adopted the 1994 Stock Option Plan (the "Plan").
    The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (ISO) may be granted only to employees (including officers and directors who are also employees) of the Company. Nonqualified stock options may be granted to employees and consultants of the Company. The Company has reserved 250,000 shares of common stock for issuance under the Plan.

    Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO shall not be less than 100% of the estimated fair value of the shares on the date of grant and
    (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant and are for periods not to exceed five years. Options become exercisable at such times and under such conditions as determined by the Board of Directors. Options generally vest over five years.

    Plan activity is as follows:

                                                       OPTIONS OUTSTANDING
                                                                   WEIGHTED
                                         SHARES                    AVERAGE
                                        AVAILABLE                  EXERCISE
                                        FOR GRANT     SHARES         PRICE

    Balance at December 31, 1995          135,000      115,000      $   0.20
    Options granted                       (86,500)      86,500      $   0.23
    Options canceled                       84,000      (84,000)     $   0.23
                                        -----------  ----------
    Balance at December 31, 1996          132,500      117,500      $   0.20
                                        -----------  ----------
                                        -----------  ----------


    The 117,500 options outstanding at December 31, 1996 had a weighted average remaining contractual life of 8.7 years. At December 31, 1996, there were 44,042 options vested and exercisable with a weighted average remaining contractual life of 8.8 years and a weighted average exercise price of $0.15.

    The weighted average fair value of options granted was $0.05 per share for the year ended December 31, 1996.

    FAIR VALUE DISCLOSURES
    Had compensation cost for the Plan been determined based on the fair value of each stock option on its grant date, as prescribed in FAS 123, the Company's net loss would have been as follows:

                                   YEAR ENDED
                                  DECEMBER 31,
                                     1996

    Net loss:
      As reported                $(1,415,000)
      Pro forma                  $(1,416,000)

    The fair value of each option grant is estimated on the date of grant using the minimum value method with the following assumptions used for grants during the year ended December 31, 1996: dividend yield of 0.0%; a risk-free interest rate of 5.5% and a weighted average expected option term of four years.

    Because the determination of the fair value of all options granted after the Company becomes a public entity will include an expected volatility factor in addition to the factors described in the preceding paragraph and because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects on option grants of reported net income for future years.

                             SITE/TECHNOLOGIES/INC.
                            CONDENSED BALANCE SHEET
                                   (UNAUDITED)
                         (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 JUNE 30,
                                                   1997
                                                ---------
                      ASSETS

Current assets:
  Cash and cash equivalents. . . . . . . . . .  $    43
  Accounts receivable, net of allowance for
   doubtful accounts of $2 in 1996                    8
                                                --------
      Total current assets . . . . . . . . . .       51
Property and equipment, net. . . . . . . . . .       63
Deposits and other assets. . . . . . . . . . .        2
                                                --------
                                                $   116
                                                --------
                                                --------

     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable . . . . . . . . . . . . . .  $   110
  Accrued liabilities. . . . . . . . . . . . .       83
                                                --------
    Total current liabilities. . . . . . . . .      193
                                                --------
Stockholders' deficit:
  Convertible preferred stock,
   $0.001 par value, 2,000,000 shares
   authorized:
     Series A; 800,000 shares designated;
      596,000 shares issued and outstanding. .        1
     Series B; 1,000,000 shares designated;
      983,296 shares issued and outstanding. .        1
Common stock, $0.001 par value; 20,000,000
  shares authorized; 2,250,000 shares issued
  and outstanding. . . . . . . . . . . . . . .        2
Additional paid-in capital . . . . . . . . . .    2,845
Accumulated deficit. . . . . . . . . . . . . .   (2,926)
                                                --------
    Total stockholders' deficit  . . . . . . .      (79)
                                                --------
                                                $   116
                                                --------
                                                --------


  The accompanying notes are an integral part of these financial statements.

                      SITE/TECHNOLOGIES/INC.
                 CONDENSED STATEMENTS OF OPERATIONS
                          (IN THOUSANDS)

                                                  SIX MONTHS ENDED
                                                      JUNE 30,
                                                ---------------------
                                                  1997         1996
                                                --------     --------
                                                    (UNAUDITED)
Net revenues . . . . . . . . . . . . . . .      $    29      $    --
Cost of revenues . . . . . . . . . . . . .            3           --
                                                --------     --------
  Gross profit . . . . . . . . . . . . . .           26           --
                                                --------     --------
Operating expenses:
  Research and development . . . . . . . .          187          428
  Sales and marketing. . . . . . . . . . .           26          102
  General and administrative . . . . . . .          136          188
                                                --------     --------
    Total costs and expenses . . . . . . .          349          718
                                                --------     --------
Loss from operations . . . . . . . . . . .         (323)        (718)
Interest income. . . . . . . . . . . . . .            2           31
Interest expense . . . . . . . . . . . . .           (1)          --
Other (expense) income . . . . . . . . . .          (38)           2
                                                --------     --------
Net loss . . . . . . . . . . . . . . . . .      $  (360)     $  (685)
                                                --------     --------
                                                --------     --------

  The accompanying notes are an integral part of these financial statements.

                          SITE/TECHNOLOGIES/INC.
                    CONDENSED STATEMENTS OF CASH FLOWS
                              (IN THOUSANDS)

                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                                   1997        1996
                                                 --------    --------
                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss. . . . . . . . . . . . . . . . . .    $  (360)    $  (685)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation and amortization. . . . . .         19          22
     Loss on disposition of property and
      equipment. . . . . . . . .  . . . . . .         49          --
     Gain realized on available for sale
      securities. . . . . . . . . . . . . . .         --          (5)
     Change in assets and liabilities:
       Accounts receivable. . . . . . . . . .         (1)         --
       Other assets . . . . . . . . . . . . .          4          (8)
       Accounts payable . . . . . . . . . . .         95         (25)
       Accrued expenses . . . . . . . . . . .         63          (7)
                                                 -------     -------
         Net cash used in operating
          activities. . . . . . . . . . . . .       (131)       (708)
                                                 -------     -------
Cash flows from investing activities:
  Acquisition of property and equipment . . .         --         (32)
  Sale of short-term investments, net . . . .         --       1,417
                                                 -------     -------
         Net cash provided by investing
          activities. . . . . . . . . . . . .         --       1,385
                                                 -------     -------

Cash flows from financing activities. . . . .         --          --
                                                 -------     -------

Net (decrease) increase in cash and cash
 equivalents. . . . . . . . . . . . . . . . .       (131)        677

Cash and cash equivalents at beginning
 of period. . . . . . . . . . . . . . . . . .        174          22
                                                 -------     -------
Cash and cash equivalents at end of period. .    $    43     $   699
                                                 -------     -------
                                                 -------     -------

                        SITE/TECHNOLOGIES/INC.

            NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

    The accompanying unaudited financial information has been prepared by the Company in accordance with generally accepted accounting principles for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, the accompanying condensed unaudited financial statements contain all normal, recurring adjustments necessary to present fairly the Company's financial position as of June 30, 1997 and the results of operations and cash flows for the six months ended June 30, 1997 and 1996, which results are not necessary indicative of results on an annual basis. Such financial statements should be read in conjunction with the financial statements and related notes contained in the Company's financial statements for the year ended December 31, 1996.

            UNAUDITED PRO FORMA COMBINED  FINANCIAL STATEMENTS

    The Company consummated the acquisition of Site/technologies/inc. on July 11, 1997. The accompanying Unaudited Pro Forma Balance Sheet for June 30, 1997 includes the Site/technologies/inc. acquisition as if the acquisition had occurred on June 30, 1997. The accompanying Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997, includes the historical statement of operations of the Company and Site/technologies/inc. as if the acquisition had occurred on January 1, 1996. The unaudited pro forma combined statements of operations give effect to the Site/technologies/inc. acquisition using the purchase method of accounting, and are based upon allocation of the Site/technologies/inc. purchase price, and includes the adjustments described in the notes set forth below.

    The unaudited pro forma combined statements of operations do not purport to represent what the Company's results of operations would have been had the Site/technologies/inc. acquisition occurred on the date indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The unaudited pro forma combined statements of operations should be read in conjunction with the Company's historical financial statements and the historical financial statements of Site/technologies/inc. and the notes thereto included elsewhere herein.

                                 DELTAPOINT, INC.
                           UNAUDITED PRO FORMA CONDENSED
                                  BALANCE SHEET
                               as of June 30, 1997
                 (in thousands, except number of shares, unaudited)

                                                        As          Pro Forma       Pro Forma
                                                     Reported      Adjustments       Amounts
                                                    ----------    -------------    -----------
                   ASSETS
Current assets:
  Cash and cash equivalents (Note 2a) . . . . . .   $  1,211         $  (24)         $  1,187
    Accounts receivable, net of allowance for
     doubtful accounts of $111 & $113 (Note 2b). .       812              8               820
    Inventories. . . . . . . . . . . . . . . . . .       117             --               117
    Prepaid expenses and other current assets. . .       485              2               487
                                                    --------          -----          --------
     Total current assets . . . . . . . . . . . .      2,625            (14)            2,611
Property and equipment, net (Note 2c) . . . . . .        235             67               302
Purchased software. . . . . . . . . . . . . . . .        224             --               224
Deposits and other assets (Note 2d) . . . . . . .         30             25                55
                                                    --------          -----          --------
                                                    $  3,114          $  78          $  3,192
                                                    --------          -----          --------
                                                    --------          -----          --------

          LIABILITIES AND SHAREHOLDERS'
                    DEFICIT
Current liabilities
  Accounts payable (Note 2e). . . . . . . . . . .      1,305             38             1,343
  Accrued liabilities (Note 2e) . . . . . . . . .        923             35               958
  Reserve for returns . . . . . . . . . . . . . .        225             --               225
  Notes payable . . . . . . . . . . . . . . . . .         38             --                38
                                                    --------          -----          --------
     Total current liabilities. . . . . . . . . .      2,491             73             2,564
                                                    --------          -----          --------
Shareholders deficit:
  Preferred Stock, no par value, 4,000,000
   authorized, 2,500 shares designated as Series
   A, 1,530 shares issued and outstanding . . . .      1,530             --             1,530
  Common Stock, no par value, 25,000,000 shares
   authorized, 2,871,873 and 3,421,902 shares
   issued and outstanding (Note 2f) . . . . . . .     15,847            505            16,352
  Accumulated deficit ( Note 2g). . . . . . . . .    (16,754)          (500)          (17,254)
                                                    --------          -----          --------
     Total shareholders' deficit. . . . . . . . .       (623)             5              (628)
                                                    --------          -----          --------
                                                    $  3,114          $  78          $  3,192
                                                    --------          -----          --------
                                                    --------          -----          --------


    See accompanying notes to Unaudited Pro Forma Condensed Financial Statements

                 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        (in thousands, except per share data)

                                                For The Year Ended                              For The Six Months Ended
                                                 December 31, 1996                                    June 30, 1997
                                   ---------------------------------------------      --------------------------------------------
                                    DeltaPoint   Site/technologies                     DeltaPoint  Site/technologies
                                        As              As             Pro Forma           As              As           Pro Forma
                                     Reported        Reported           Amounts         Reported        Reported         Amounts
                                   ------------  ------------------    ---------       ----------  ------------------   ---------
Net Revenues . . . . . . . . . . .  $  4,950        $      28          $  4,978         $  1,495        $    29          $  1,524
Cost of Revenues . . . . . . . . .     1,181                5             1,186              470              3               473
                                     --------        ----------        ----------       ---------       --------         ---------
Gross Profit . . . . . . . . . . .     3,769               23             3,792            1,025             26             1,051
Operating Expenses:. . . . . . . .
Sales and marketing. . . . . . . .     4,685              233             4,918            2,241             26             2,267
Research and development . . . . .     2,618              924             3,542            1,347            187             1,534
General and administrative . . . .     1,388              324             1,712              479            136             6,615
                                     --------        ----------        ----------        ---------       --------         ---------
                                       8,691            1,481            10,172            4,067            349             4,416
                                     --------        ----------        ----------        ---------       --------         ---------
Loss from operations . . . . . .      (4,922)          (1,458)           (6,380)          (3,042)          (323)           (3,365)
Interest income (expense), net . .        74               42               116             (817)             1              (816)
Other income (expense) . . . . . .        --               --                --              771            (38)              733
                                     --------       ----------        ----------        ---------       --------         ---------
Net loss . . . . . . . . . . . . .   $(4,848)       $  (1,416)        $  (6,264)        $ (3,088)       $  (360)         $ (3,448)
                                     --------       ----------        ----------        ---------       --------         ---------
                                     --------       ----------        ----------        ---------       --------         ---------
Net loss per share . . . . . . . .   $ (2.17)                         $   (2.25)        $  (1.20)                        $  (1.10)
                                     --------                         ----------        ---------
                                     --------                         ----------        ---------
Share and share equivalents used
 in per share calculations (1) . .     2,231                              2,781            2,571                            3,121
                                     --------                         ----------        ---------                        ---------
                                     --------                         ----------        ---------                        ---------

(1) The shares and share equivalents in the Pro Forma column include 550,029 shares which were issued in the Site/technologies/inc. acquisition


    See accompanying notes to Unaudited Pro Forma Condensed Financial Statements

        NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. On July 11, 1997, the Company acquired the shares of Site/technologies/inc. ("Site") for an aggregate purchase price of $638,000. The purchase price was comprised of a cash payment of $60,000, issuance of 550,029 shares of the Company's Common Stock valued at $721,913 less 30% applicable to the shares to account for the fact that they will be restricted for a period of time and assumed debt/liabilities of $73,000. In exchange the Company's received all outstanding assets of Site. The Company will record the expense related to purchased in-process technology of approximately $500,000 during the third quarter of 1997. This amount has been excluded from the pro forma statements of operations due to its non-recurring nature.

2. The pro forma condensed balance sheet reflects the effects of the acquisition of Site based upon the fair market value of the acquired assets and liabilities on July 11, 1997 as if it had been consummated on June 30, 1997:

      a.  Decrease in Cash

             Cash acquired from Site         $ 36,000
             Acquisition costs                (60,000)
                                             --------
               Net decrease in cash          $(24,000)
                                             --------
                                             --------

      b. Increase in Accounts Receivable is equal to Site's accounts receivable of $8,000 at 7/11/97 which DeltaPoint acquired.

      c. Increase in Property and Equipment is equal to Site's property and equipment of $67,000 at 7/11/97 which DeltaPoint acquired.

      d.  Increase in Deposits and Other Assets

               Developed Technology            $14,000
               Goodwill                          5,000
               Assembled Workforce               6,000
                                               -------
                                               $25,000
                                               -------
                                               -------

      e. Increase in Accounts Payable and Accrued Liabilities is equal to Site's liabilities which DeltaPoint acquired at 7/11/97.

      f. Increase in Common Stock is equal to the 550,029 shares of DeltaPoint's common stock issued at a fair market value of $1.31 per share less a restricted stock discount of 30%.

      g. The increase in accumulated deficit reflects a $500,000 write-off for the portion of the purchase price considered to be in-process technology costs.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DELTAPOINT, INC.
                                           (Registrant)



Dated:  September 22, 1997              By: /s/ Jeffrey F. Ait
                                            ------------------------------

                                        Name:   Jeffrey F. Ait
                                             -----------------------------

                                        Title:  Chief Executive Officer